Exhibit 99.12

SECOND SUPPLEMENTAL FISCAL AGENCY AGREEMENT

DATED [•] 2017

between

TÜRKİYE VAKIFLAR BANKASI T.A.O.

and

THE BANK OF NEW YORK MELLON

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

relating to the outstanding

USD 900,000,000 6.000 per cent. Subordinated Notes due 2022

Allen & Overy LLP

THIS AGREEMENT is made on [•] 2017

BETWEEN:

(1)                                 TÜRKİYE VAKIFLAR BANKASI T.A.O. (the Issuer); and

(2)                                 THE BANK OF NEW YORK MELLON, through its London Branch, as fiscal and principal paying agent (in such capacity the Fiscal Agent, which expression shall include any successor fiscal agent appointed under clause 21 of the Original Agency Agreement (as defined below)) and, through its New York Branch, as U.S. paying agent (the U.S. Paying Agent, and together with the Fiscal Agent and any further or other paying agents appointed from time to time in respect of the Notes, the Paying Agents and each a Paying Agent) and, through its New York Branch, as transfer agent (in such capacity and together with any further or other transfer agents appointed from time to time in respect of the Notes, the Transfer Agents); and

(3)                                 THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as registrar (the Registrar, which expression shall include any successor registrar appointed under clause 21 of the Original Agency Agreement).

WHEREAS:

(A)                               This Agreement is supplemental to the fiscal agency agreement dated 1 November 2012, as supplemented by the first supplemental fiscal agency agreement dated 13 December 2012 (together, the Original Agency Agreement), each made among the Issuer, the Paying Agents, the Transfer Agent and the Registrar in respect of the Issuer’s USD 900,000,000 6.000 per cent. Subordinated Notes due 2022 (the Existing Notes).

(B)                               At a meeting convened by the Issuer and duly held on [•] 2017, the modification of the terms and conditions of the Existing Notes (the Conditions) and the Original Agency Agreement has been approved by Extraordinary Resolution of the Noteholders (the Extraordinary Resolution).

(C)                               The supplemental agency agreement referred to in the Extraordinary Resolution was a draft of this Agreement. Accordingly, the parties hereto have agreed to enter into this Agreement on the following terms and conditions to provide for the implementation of the Extraordinary Resolution following satisfaction of the conditions to such implementation.

(D)                               This Agreement amends and supplements the Original Agency Agreement and should be read in conjunction with the Original Agency Agreement.

NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

Words and expressions defined in the Original Agency Agreement and the Conditions (construed in accordance with the amendments below) shall, unless the context otherwise requires, have the same meanings in this Agreement.

2.                                      AMENDMENTS TO THE ORIGINAL AGENCY AGREEMENT

On and from the date hereof, the Original Agency Agreement is hereby modified by way of deletion of the words “(but not before the fifth anniversary of the New Issue Date)” from Condition 7.4, so that Condition 7.4 shall now read as follows:

“7.4                         Purchases / Assignments

Pursuant to Article 8 of the BRSA Regulation, the Notes shall not be assigned and/or transferred to, or for the benefit of, any of the Issuer’s affiliates or subsidiaries (as contemplated in the Banking Law (Law No. 5411)). The Issuer, to the extent permitted by applicable laws and subject to having obtained the prior approval of the BRSA, may at any time purchase the Notes in any manner and at any price.”

3.                                      MISCELLANEOUS

3.1                               The Original Agency Agreement shall, mutatis mutandis, be read as one with this Agreement so that all references in the Original Agency Agreement to “this Agreement” shall be deemed to refer to the Original Agency Agreement as amended and supplemented by this Agreement.

3.2                               The provisions of clauses 23 to 28 (inclusive) of the Original Agency Agreement shall also apply to this Agreement as if expressly set out in this Agreement and amended appropriately to refer to this Agreement.

SIGNED by each of the parties (or their duly authorised representatives) on the date which appears first on page 1.

SIGNATURES

The Issuer

TÜRKİYE VAKIFLAR BANKASI T.A.O.

By:	By:

The Fiscal Agent and Principal Paying Agent

THE BANK OF NEW YORK MELLON, LONDON BRANCH

By:

By:

The Registrar

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

By:

By:

The U.S. Paying Agent and Transfer Agent

THE BANK OF NEW YORK MELLON, NEW YORK BRANCH

By:

By: